Exhibit 99.1

Press Release #201013	FOR IMMEDIATE RELEASE	June 22, 2010

Preliminary Prospectus Filing and Canadian National Stock
Exchange Listing Application

Vancouver, BC—Enertopia Corporation (ENRT) (the "Company" or "Enertopia") is pleased to announce that on June 18, 2010, the Company filed a non-offering preliminary prospectus with the securities commission in the province of British Columbia.

The Company is also pleased to announce that it has submitted an application to have its shares conditionally approved for listing and trading on the Canadian National Stock Exchange (CNSX).

The Company believes that, if its listing application is successful, it will offer greater visibility and liquidity to shareholders while enabling the Company to discuss growth opportunities with a wide range of Canadian based institutions that specialize in the microcap technology sector. If listed on the CNSX, the Company’s shares will also qualify for certain Canadian retirement accounts and tax free savings accounts to which they currently do not qualify, possibly appealing to a wider investor base than they do currently.

The Company can give no assurances that its listing application will be successful, that it will receive conditional listing approval from the CNSX or that, if it is successful, that any material increase in liquidity will result.

Enertopia also provides this corporate update: the Company has recently completed a heat recovery and energy efficiency audit for a client with a national presence. It is in the final stages of a heat recovery evaluation for a potential project in Western Canada. Should that project proceed, it could produce an annual return on investment of 30% or higher for each of fifteen years. Enertopia is evaluating a multi-building energy retrofit opportunity in Los Angeles, and management of Enertopia and partially-owned subsidiary Pro Eco Energy are regularly examining projects and opportunities and submitting bids and proposals.

The Company wishes to take this opportunity to thank it loyal shareholders for their continued support.

About Enertopia

Enertopia (www.enertopia.com) is an emerging growth company specializing in the funding and development of both proven and new clean energy and clean water technologies. Specialties include heat recovery and design operations, Solar Thermal, and Solar PV. Enertopia also offers a portable and scalable solar-powered water purification unit. Enertopia’s shares are quoted with symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, President, Enertopia Corporation at 1.250.717.0977

Media Contact:
Pat Beechinor, Media Relations, Enertopia Corporation
403.463.4119 or beechinor@utopia2030.com

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of clean energy projects for participation and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements include: (1) if the Company’s listing application is successful, the Company believes that it will offer greater visibility and liquidity to shareholders while enabling the Company to discuss growth opportunities with a wide range of Canadian based institutions that specialize in the microcap technology sector; (2) if the Company is listed on the CNSX, the Company’s shares will also qualify for certain Canadian retirement accounts and tax free savings accounts to which they currently do not qualify, possibly appealing to a wider investor base than they do currently; (3) the Company is in the final stages of a heat recovery evaluation for a potential project in Western Canada and should that project proceed, it could produce an annual return on investment of 30% or higher for each of fifteen years; and (4) management of the Company and its partially-owned subsidiary Pro Eco Energy are regularly examining projects and opportunities and submitting bids and proposals. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, access to capital, and other factors which may be identified from time to time in the Company's public announcements and filings. The Company's evaluation of alternative energy projects in the heat recovery, solar thermal, solar PV and water purification; and of conventional energy projects in the oil and natural gas sectors provides no assurance that any particular project will have any material effect on the Company.